Exhibit 99.1

RLI REPORTS THIRD QUARTER 2019 RESULTS

PEORIA, ILLINOIS, October 16, 2019 -- RLI Corp. (NYSE: RLI) – RLI Corp. reported third quarter 2019 net earnings of $32.3 million ($0.71 per share), compared to $39.4 million ($0.88 per share) for the third quarter of 2018. Operating earnings(1) for the third quarter of 2019 were $25.9 million ($0.57 per share) compared to $20.8 million ($0.46 per share) for the same period in 2018.

	Third Quarter		Year to Date
Earnings Per Diluted Share	2019	2018	2019	2018
Net earnings	$0.71	$0.88	$3.06	$1.90
Operating earnings (1)	$0.57	$0.46	$1.94	$1.66

(1)See discussion below: Non-GAAP and Performance Measures.

Highlights for the quarter included:

•	Underwriting income(1) of $13.7 million, resulting in a combined ratio(1) of 93.5.
•	16% increase in gross premiums written and 7% increase in investment income.
•	Favorable development in prior years’ loss reserves, resulting in a $12.1 million net increase in underwriting income.
•	Book value per share of $22.30, an increase of 27% from year-end 2018, inclusive of dividends.

“We are pleased with our sound financial results and continued top line growth during the quarter,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “We achieved a 93.5 combined ratio overall, with contributions from each major product segment. Throughout 2019, we have been focused on using capital generated from our businesses to selectively expand our existing footprint. Quarterly operating earnings of $0.57 per share, in addition to positive investment returns, generated strong book value growth of 27% from year-end 2018. We remain well positioned to take advantage of favorable market conditions, while providing exceptional service to our customers and delivering value to our shareholders.”

Underwriting Income

RLI achieved $13.7 million of underwriting income in the third quarter of 2019 on a 93.5 combined ratio, compared to $7.8 million on a 96.1 combined ratio in 2018. Results for both years include favorable development in prior years’ loss reserves which totaled $12.1 million and  $9.7 million for 2019 and 2018, respectively.

The following table highlights underwriting income and combined ratios by segment.

Underwriting Income (Loss)(1)			Combined Ratio(1)
(in millions)	2019	2018		2019	2018
Casualty	$2.4	$(1.9)	Casualty	98.3	101.5
Property	6.2	2.6	Property	85.0	93.3
Surety	5.1	7.1	Surety	82.4	76.4
Total	$13.7	$7.8	Total	93.5	96.1

(1)	See discussion below: Non-GAAP and Performance Measures.

Other Income

RLI’s net investment income for the quarter increased 7.5% to $17.5 million, compared to the same period in 2018.  The investment portfolio’s total return was 1.9% for the quarter and 9.6% for the year.

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Comprehensive earnings were $47.7 million for the quarter ($1.05 per share) compared to $31.7 million ($0.70 per share) for the same quarter in 2018. In addition to net earnings, comprehensive earnings included after-tax unrealized gains/(losses) from the fixed income portfolio.

Equity in earnings of unconsolidated investees was $4.0 million for the quarter compared to $3.6 million from the same period last year. These results are related to Maui Jim, Inc. ($2.8 million), a producer of premium sunglasses, and Prime Holdings Insurance Services, Inc. ($1.2 million), a specialty insurance company. For the third quarter of 2018, equity in earnings of unconsolidated investees from Maui Jim and Prime was $2.6 million and $1.0 million, respectively.

Dividends Paid in the Third Quarter of 2019

On September  20, 2019,  the company paid a regular quarterly dividend of $0.23 per share, the same amount as the prior quarter. RLI’s cumulative dividends total more than $606 million paid over the last five years.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures better explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and earnings per share (EPS) from operations consist of our GAAP net earnings adjusted by the net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. A reconciliation of the operating earnings and EPS from operations to the comparable GAAP financial measures is included in the 2019 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

On July 16, 2019, RLI was named as one of the insurance industry’s top performing companies by Ward Group for the 29th consecutive year. RLI is one of only two property-casualty insurers to be recognized as a Ward’s 50® Top P&C Performer every year since the list’s inception in 1991.

At 10 a.m. central daylight time (CDT) tomorrow, October 17, 2019, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at https://edge.media-server.com/mmc/p/vy5j5zy8.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2018.

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About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving diverse, niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by A.M. Best Company. RLI has paid and increased regular dividends for 44 consecutive years and delivered underwriting profits for 23 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Vice President, Chief Investment Officer & Treasurer

309-693-5846

Aaron.Diefenthaler@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

		Operating Earnings Per Share
		2019	2018	2019	2018
		3rd Qtr	3rd Qtr	9 Mos.	9 Mos.
Operating Earnings Per Share(1)		$0.57	$0.46	$1.94	$1.66

Specific items included in operating earnings per share:(2) (3)
•	Favorable development in casualty prior years' reserves	$0.19	$0.11	$0.68	$0.36
•	Favorable development in property prior years' reserves	$0.02	$0.01	$0.02	$0.07
•	Favorable development in surety prior years' reserves	$-	$0.03	$0.12	$0.16
•	Catastrophe impact
	▪ 2019 storms	$(0.04)	$-	$(0.12)	$-
	▪ 2018 and prior events	$-	$(0.09)	$-	$(0.24)

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Includes incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.
(3)	Reserve development reflects changes from previously estimated losses.

RLI CORP

2019 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
SUMMARIZED INCOME STATEMENT DATA:	2019	2018	% Change	2019	2018	% Change
Net premiums earned	$211,255	$200,815	5.2%	$623,485	$587,364	6.1%
Net investment income	17,532	16,314	7.5%	51,095	45,123	13.2%
Net realized gains	3,211	18,647	(82.8)%	17,043	47,900	(64.4)%
Net unrealized gains (losses) on equity securities	4,906	4,848	1.2%	47,214	(34,535)	-
Consolidated revenue	$236,904	$240,624	(1.5)%	$738,837	$645,852	14.4%

Loss and settlement expenses	$108,990	$110,231	(1.1)%	$307,206	$304,305	1.0%
Policy acquisition costs	71,552	68,414	4.6%	214,586	201,473	6.5%
Insurance operating expenses	16,982	14,408	17.9%	50,597	42,191	19.9%
Interest expense on debt	1,861	1,862	(0.1)%	5,583	5,576	0.1%
General corporate expenses	2,583	2,947	(12.4)%	9,142	7,871	16.1%
Total expenses	$201,968	$197,862	2.1%	$587,114	$561,416	4.6%

Equity in earnings of unconsolidated investees	4,011	3,587	11.8%	17,793	15,853	12.2%
Earnings before income taxes	$38,947	$46,349	(16.0)%	$169,516	$100,289	69.0%
Income tax expense	6,623	6,977	(5.1)%	31,252	15,450	102.3%
Net earnings	$32,324	$39,372	(17.9)%	$138,264	$84,839	63.0%

Other comprehensive earnings (loss), net of tax	15,341	(7,696)	-	72,506	(41,769)	-
Comprehensive earnings	$47,665	$31,676	50.5%	$210,770	$43,070	389.4%

Operating earnings(1):

Net earnings	$32,324	$39,372	(17.9)%	$138,264	$84,839	63.0%
Less:
Realized gains	(3,211)	(18,647)	(82.8)%	(17,043)	(47,900)	(64.4)%
Income tax on realized gains	674	3,916	(82.8)%	3,579	10,059	(64.4)%
Unrealized (gains) losses on equity securities	(4,906)	(4,848)	1.2%	(47,214)	34,535	-
Income tax on unrealized gains (losses) on equity securities	1,031	1,018	1.3%	9,915	(7,252)	-
Operating earnings	$25,912	$20,811	24.5%	$87,501	$74,281	17.8%

Return on Equity:
Net earnings (trailing four quarters)				13.0%	16.6%
Comprehensive earnings (trailing four quarters)				21.8%	12.2%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	45,349	44,940		45,192	44,760

Net earnings per share	$0.71	$0.88	(19.3)%	$3.06	$1.90	61.1%
Less:
Realized gains	(0.07)	(0.42)	(83.3)%	(0.38)	(1.07)	(64.5)%
Income tax on realized gains	0.01	0.09	(88.9)%	0.08	0.22	(63.6)%
Unrealized (gains) losses on equity securities	(0.10)	(0.11)	(9.1)%	(1.04)	0.77	-
Income tax on unrealized gains (losses) on equity securities	0.02	0.02	-%	0.22	(0.16)	-
EPS from operations(1)	$0.57	$0.46	23.9%	$1.94	$1.66	16.9%

Comprehensive earnings per share	$1.05	$0.70	50.0%	$4.66	$0.96	385.4%

Cash dividends per share - ordinary	$0.23	$0.22	4.5%	$0.68	$0.65	4.6%

Net Cash Flow provided by Operations	$81,415	$63,369	28.5%	$186,762	$163,369	14.3%

(1)	See discussion above: Non-GAAP and Performance Measures.

RLI CORP

2019 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	September 30,	December 31,
	2019	2018	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$1,957,025	$1,760,515	11.2%
(amortized cost - $1,881,963 at 9/30/19)
(amortized cost - $1,776,465 at 12/31/18)
Equity securities, at fair value	428,297	340,483	25.8%
(cost - $260,883 at 9/30/19)
(cost - $220,373 at 12/31/18)
Other invested assets	59,577	51,542	15.6%
Cash and cash equivalents	69,582	41,690	66.9%
Total investments and cash	$2,514,481	$2,194,230	14.6%

Premiums and reinsurance balances receivable	157,111	152,576	3.0%
Ceded unearned premiums	88,174	71,174	23.9%
Reinsurance balances recoverable on unpaid losses	382,030	364,999	4.7%
Deferred policy acquisition costs	86,523	84,934	1.9%
Property and equipment	52,626	54,692	(3.8)%
Investment in unconsolidated investees	113,528	94,967	19.5%
Goodwill and intangibles	54,228	54,534	(0.6)%
Other assets	56,363	32,959	71.0%
Total assets	$3,505,064	$3,105,065	12.9%

Unpaid losses and settlement expenses	$1,557,358	$1,461,348	6.6%
Unearned premiums	532,493	496,505	7.2%
Reinsurance balances payable	25,690	22,591	13.7%
Funds held	78,161	72,309	8.1%
Income taxes - deferred	55,910	24,238	130.7%
Bonds payable, long-term debt	149,255	149,115	0.1%
Accrued expenses	47,952	45,124	6.3%
Other liabilities	58,625	26,993	117.2%
Total liabilities	$2,505,444	$2,298,223	9.0%
Shareholders' equity	999,620	806,842	23.9%
Total liabilities & shareholders' equity	$3,505,064	$3,105,065	12.9%

OTHER DATA:

Common shares outstanding (in 000's)	44,832	44,504

Book value per share	$22.30	$18.13	23.0%
Closing stock price per share	$92.91	$68.99	34.7%

Statutory surplus	$1,021,283	$829,775	23.1%

RLI CORP

2019 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended September 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2019

Gross premiums written	$183,420		$63,406		$30,163		$276,989
Net premiums written	144,478		47,585		28,649		220,712
Net premiums earned	140,423		41,476		29,356		211,255
Net loss & settlement expenses	86,587	61.7%	17,404	42.0%	4,999	17.0%	108,990	51.6%
Net operating expenses	51,466	36.6%	17,870	43.0%	19,198	65.4%	88,534	41.9%
Underwriting income (loss) (1)	$2,370	98.3%	$6,202	85.0%	$5,159	82.4%	$13,731	93.5%

2018

Gross premiums written	$157,553		$50,933		$30,648		$239,134
Net premiums written	131,611		39,606		29,353		200,570
Net premiums earned	131,605		39,067		30,143		200,815
Net loss & settlement expenses	85,992	65.3%	20,144	51.6%	4,095	13.6%	110,231	54.9%
Net operating expenses	47,587	36.2%	16,302	41.7%	18,933	62.8%	82,822	41.2%
Underwriting income (loss) (1)	$(1,974)	101.5%	$2,621	93.3%	$7,115	76.4%	$7,762	96.1%

Nine Months Ended September 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2019

Gross premiums written	$524,650		$176,787		$89,735		$791,172
Net premiums written	423,016		134,018		85,439		642,473
Net premiums earned	415,667		120,194		87,624		623,485
Net loss & settlement expenses	247,162	59.5%	52,934	44.0%	7,110	8.1%	307,206	49.3%
Net operating expenses	153,853	37.0%	53,248	44.3%	58,082	66.3%	265,183	42.5%
Underwriting income (loss) (1)	$14,652	96.5%	$14,012	88.3%	$22,432	74.4%	$51,096	91.8%

2018

Gross premiums written	$476,529		$155,095		$94,189		$725,813
Net premiums written	399,562		120,891		90,294		610,747
Net premiums earned	387,068		111,439		88,857		587,364
Net loss & settlement expenses	246,391	63.7%	50,393	45.2%	7,521	8.5%	304,305	51.8%
Net operating expenses	138,236	35.7%	48,896	43.9%	56,532	63.6%	243,664	41.5%
Underwriting income (loss) (1)	$2,441	99.4%	$12,150	89.1%	$24,804	72.1%	$39,395	93.3%

(1)	See discussion above: Non-GAAP and Performance Measures.